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[ERNST & YOUNG LLP letterhead]

                                                                      Exhibit 23
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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement No. 33-59068 dated March 12, 1993, Registration Statement No. 33-46327 dated March 11, 1992, Registration Statement No. 33-44208 dated November 26, 1991, Registration Statement No. 33-41774 dated July 19, 1991, Registration Statement No. 33-38784 dated January 28, 1991, Post-Effective Amendment No. 2 to Registration Statement No. 33-10546 dated January 28 , 1991, Registration Statement No. 33-37373 dated October 18, 1990, Registration Statement No. 2-89672 dated February 27, 1984, and Registration Statement No. 33-52553 dated March 8, 1994, all on Form S-8, Registration Statement No. 33-52569 dated March 8, 1994, Registration Statement No. 33-52555 dated March 8, 1994 (which also constitutes a post-effective amendment of Registration Statement No. 33-51036), and Registration Statement No. 33-63175 dated October 3, 1995, all on Form S-3 and Registration Statement No. 333-18729 dated January 6, 1997 on Form S-4 of our report dated January 15, 1997, with respect to the consolidated financial statements of Huntington Bancshares Incorporated incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                       /s/  ERNST & YOUNG LLP

February 19, 1997